UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2010, the Compensation Committee, or Committee, of our board of directors approved a pay for performance compensation plan for our executive officers, referred to as the 2010 Executive Pay for Performance Compensation Plan, which has features designed to compensate our executives for our financial and stock price performance as well as the executive’s individual performance. The target total compensation for the executive officers is at the 50th percentile of a peer group of companies within our industry as established by Risk Metrics (in its report dated June 7, 2009) plus Maximus, Inc., or Peer Group. The companies comprising the Peer Group that the Committee considered when determining our 2010 Executive Pay for Performance Compensation Plan were:

• Amedisys, Inc.	• LHC Group, Inc.

• Advocat, Inc.	• Maximus, Inc.

• Almost Family, Inc.	• Metropolitan Health Networks, Inc.

• Allied Healthcare International, Inc.	• Odyssey Healthcare, Inc.

• Corrections Corp. of America	• PHC, Inc.

• Cornell Companies, Inc.	• Physical Therapy, Inc.

• Healthspring, Inc.	• Psychiatric Solutions, Inc.

• Gentiva Health Services, Inc.	• Res-Care, Inc.

• Healthways, Inc.	• Sun Healthcare Group, Inc.

These companies are competitors for our business as well as executive talent and are companies of comparable size measured in terms of revenues. Consequently, we are using the same peers for financial and stock price performance comparisons that we use for executive compensation comparisons. The 2010 Executive Pay for Performance Compensation Plan includes the following components:

Base Salaries

The Committee approved, effective January 1, 2010, increases in the annual base salaries of the following executive officers: Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer, and Fred Furman, our executive vice president and general counsel, all of whom were named in our summary compensation table for the fiscal year ended December 31, 2008 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on May 1, 2009. We are also providing compensation information for Herman Schwarz, the chief executive officer of LogistiCare Solutions, LLC (our wholly-owned subsidiary) who was not a Named Executive Officer for the fiscal year ended December 31, 2008 but who is expected to be a Named Executive Officer for the fiscal year ended December 31, 2009. Each executive has an employment agreement pursuant to which their base salary shall be reviewed by the Committee annually.

As a result of the increases, effective January 1, 2010, Messrs. McCusker’s, Norris’, Deitch’s, Furman’s and Schwarz’s annual base salary are $700,000, $420,000, $370,000, $370,000 and $380,000, respectively.

Annual Incentive Cash Compensation

Each of Messrs. McCusker, Norris, Deitch, Furman and Schwarz will be granted an opportunity to earn an incentive, or performance-based, cash bonus based upon historical performance under the annual incentive plan established by the Committee, or Annual Incentive Plan, as one of the components of total targeted compensation for our executive officers under the 2010 Executive Pay for Performance Compensation Plan. The amount of the potential incentive cash bonus that may be earned by Mr. McCusker each year is targeted at 100% of his base salary and the amounts that may be earned by each of Messrs. Norris, Deitch, Furman and Schwarz are targeted at 75% of his base salary. Under the Annual Incentive Plan, 20% of the targeted incentive cash bonus is subjective and determined based upon non financial performance by the Committee and 80% is based on our achievement of earnings before interest, taxes, depreciation and amortization, or EBITDA, measures, in each case, established for such purpose at the beginning of the year.

The Committee believes that the Annual Incentive Plan provides a reasonable incentive to our executives to achieve and exceed strategic objectives and financial performance targets established by our board of directors and that it further aligns the interests of our executive officers with our and our stockholders’ interests and enhances stockholder value.

The Committee chose to tie 20% of the executive officers’ potential cash bonuses to their individual performance as evaluated by the Committee as part of each executive’s annual review and employee evaluation.

The Committee chose to tie 80% of the executive officers’ potential cash bonuses under the Annual Incentive Plan to our performance as a whole using EBITDA-related measures that will compare our actual performance against our budget (which will be determined by the various divisional executive directors and approved by the board of directors at the beginning of each fiscal year). In addition, to the extent our actual performance exceeds our budgeted performance as determined by the Committee, the participating executive officers may earn up to a maximum cash bonus equal to 150% of their respective base salaries. Payment of any cash bonus under the EBITDA-related portion of the Annual Incentive Plan is paid only to the extent the EBITDA targets are attained after expensing all compensation.

Annual Equity-Based Compensation

Under the equity-based program established by the Committee for 2010, or Equity-Based Program, as part of the mix of total targeted compensation that could be set for our executive officers, each of the executive officers is entitled to receive, upon approval by the Committee, equity-based awards under the Providence Service Corporation 2006 Long-Term Incentive Plan, or 2006 Plan, equal in value to approximately $1.2 million, $310,000, $200,000, $200,000 and $200,000 for Messrs. McCusker, Norris, Deitch, Furman and Schwarz, respectively.

The equity-based compensation portion of the executive officers’ total compensation for any given year will be paid based on the respective prior year financial performance. The Equity-Based Program establishes a 100% performance-based incentive by requiring achievement of specific financial targets including EBITDA targets set by our board of directors and return on equity and stock price performance relative to the performance of the Peer Group. In addition, the amount of equity to be granted under the Equity-Based Program each year will be determined by the Committee with reference to a comparison of each of the executive officer’s annual compensation with the median annual compensation of similar executives of the Peer Group and the achievement of individual performance objectives set by the Committee for Mr. McCusker and by Mr. McCusker for each of our other executive officers. The Committee may make awards in the form of options or stock which will vest in three equal annual installments from the date of grant or under such other terms as determined by Committee.

Double Trigger Change in Control Payments

The Committee approved amending the separate employment agreements with each of Messrs. McCusker, Norris, Deitch, Furman and Schwarz (subject to agreement by each executive) to provide for a double trigger change in control mechanism related to certain payment provisions that are triggered by a change of control of our company under the employment agreements. Under the proposed amendment to the employment agreements, the change of control provisions provide for a “double trigger” mechanism, requiring both a change in control and an ensuing negative employment action before severance is payable. The double trigger mechanism was chosen so that the vesting of equity awards would not accelerate in connection with a change in control where an executive had not suffered any adverse employment consequences. Generally, these change in control provisions provide that all previously unvested equity awards held by the executive will vest in full, and the post-termination exercise period for stock options will be extended until the option’s expiration date. There can be no assurance that the separate employment agreements will be amended as discussed above.

Executive Wellness Program

The Committee established an executive wellness program to assist our executive officers in maintaining their health. The program provides a comprehensive evaluation emphasizing all aspects of preventive care by physicians on an annual basis. We bear the costs of this program in an amount up to $10,000 per executive.

Item 8.01	Other Events.

On January 8, 2010, the Committee established stock ownership guidelines for our executive officers and non-employee directors. We believe that promoting stock ownership aligns the interests of our executive officers with those of our stockholders and provides strong motivation to build stockholder value. We plan to periodically review the stock ownership guidelines. Under the stock ownership guidelines, our chief executive officer is expected to own shares of our common stock with a value equal to three times his annual base salary and each of our other executive officers are expected to own shares of our common stock with a value equal to two times their respective annual base salaries. Our guidelines also provide that non-employee directors are expected to hold each grant of restricted stock awarded to them for at least two years before the disposition thereof.

Pursuant to the stock ownership guidelines, the following will count towards meeting the required holding level:

•	Shares held directly or indirectly;

•	Any restricted stock or stock units held under our Equity-Based Program (whether vested or unvested);

•	Shares owned jointly with or in trust for, their immediate family members residing in the same household;

•	Shares held through our Deferred Compensation Plan or Rabbi Trust Plan; and,

•	Shares underlying vested but unexercised stock options.

Our executive officers and non-employee directors will be expected to achieve target levels over a period of five years and three years, respectively. Once the ownership requirement has been achieved, the executive officers and non-employee directors are free to sell shares of our common stock above the required holding level. In determining whether the executive or director meets the required holding level, the stock price to be used will be the higher of (1) the average market price per share of our common stock on the last trading day of each of the four completed quarters prior to the determination, or (2) the average closing price for the ten trading days prior to the determination. A subsequent drop in the market price per share of our common stock will not result in any violation of the policy. In the event an executive officer or non-employee director does not achieve his or her holding level set forth above or thereafter sells shares of our common stock in violation of the stock ownership guidelines, the board of directors will consider all relevant facts and take such actions as it deems appropriate under the circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: January 14, 2010	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer